AGREEMENT PENDING PURCHASE CLOSING

      This AGREEMENT PENDING PURCHASE CLOSING ("Management Agreement") dated as of this 2nd day of August, 1999 ("Execution Date") is made and entered into by and among SourceOne Wireless Inc. ("SOWI"), SourceOne Wireless, L.L.C. ("LLC"), SourceOne Wireless II, L.L.C. ("LLC II") and Aquis Communications, Inc. ("Aquis"). SOWI, LLC, LLC II and Aquis may sometimes be referred to hereinafter individually as "Party" and collectively as the "Parties." SOWI, LLC and LLC II may sometimes be referred to collectively hereinafter as "SourceOne."

                                    RECITALS

      WHEREAS, SourceOne currently operates Commercial Mobile Radio Service ("CMRS") one-way paging systems ("Systems") on multiple frequencies in numerous geographic areas throughout the United States pursuant to licenses ("Licenses") issued to LLC II by the Federal Communications Commission ("FCC").

      WHEREAS, the largest of these Systems is a one-way paging system ("Midwest System") operating pursuant to licenses ("Midwest Licenses") issued by the FCC in the Paging And Radiotelephone Service on the frequency 931.1875 MHz in the midwest United States. The Midwest System is made up of one hundred and twenty-seven (127) 931.1875 MHz transmitter sites: (i) seventy-five (75) ("Midwest Transmitter Sites") of which are clearly currently operational and used by SourceOne to provide paging service to certain subscribers ("Midwest Subscribers"); and (ii) fifty-two (52) ("Other Midwest Transmitter Sites") of which may not currently be operational, but SourceOne has no knowledge that such Other Midwest Transmitter Sites have been off the air for ninety (90) or more continuous days as represented by SourceOne herein, and have been used to provide paging service to Midwest Subscribers. A list of the Midwest Transmitter Sites and Other Midwest Transmitter Sites that make up the Midwest System and associated Midwest Licenses is attached hereto as Schedule A.

      WHEREAS, the remaining Systems ("Other Systems") authorized to SourceOne pursuant to FCC Licenses issued to LLC II on other frequencies ("Other Licenses") provide service to other subscribers ("Other Subscribers").

      WHEREAS, SourceOne also provides paging service to additional subscribers ("Additional Subscribers") in various geographic areas on systems not licensed to SourceOne, including through resale and other agreements ("Additional Subscriber Agreements"). The term "Subscribers" as used hereinafter will be defined to include Midwest Subscribers and Additional Subscribers.

      WHEREAS, LLC II is wholly owned and controlled by LLC and LLC is, in turn, controlled by SOWI.

      WHEREAS, On April 29, 1999, SOWI, and on July 2, 1999, LLC (together with SOWI "Debtors") filed voluntary petitions for relief in the Bankruptcy Court for the Northern District of Illinois ("Bankruptcy Court") under chapter 11 of title 11 of the United States Code ("Bankruptcy Code"). Debtors have continued in the possession of their assets and the management of their business pursuant to Bankruptcy Code sections 1107 and 1108.

      WHEREAS, as part of Debtors' bankruptcy cases, either simultaneously herewith or promptly after the Execution Date, Aquis, SOWI, LLC and LLC II will execute an asset purchase agreement ("Purchase Agreement") pursuant to which Aquis will purchase the: (i) Midwest System, including the Midwest Licenses, the Midwest Subscribers and all assets used in the operation of the Midwest System;
(ii) the Other Subscribers and certain other assets used by SourceOne in the operation of the Other Systems; and (iii) the Additional Subscribers and certain other assets used by SourceOne in the provision of service to Additional Subscribers pursuant to Additional Subscriber Agreements.

      WHEREAS, the Purchase Agreement requires (or will require) that the Parties obtain requisite prior FCC consent to assignment of the Midwest Licenses from LLC II to Aquis pursuant to applications (collectively "Assignment Application") that must be filed with, processed and granted by the FCC before the Parties can consummate sale of the assets and de jure assignment of the Midwest Licenses to Aquis at a closing ("Purchase Closing") to be conducted by the Parties pursuant to the Purchase Agreement.

      WHEREAS, based on representations by SourceOne that SourceOne's dire financial circumstances severely threaten SourceOne's ability to continue to operate the Midwest System, Aquis has agreed to step in and assume day-to-day operational and management control of the Midwest System and related responsibilities pursuant to this Management Agreement until Purchase Closing.

      WHEREAS, LLC II and Aquis have sought and obtained Special Temporary Authority ("STA") for Aquis to acquire de facto control of the Midwest System pending filing and FCC grant of the Assignment Application and de jure assignment of the Midwest Licenses to Aquis at Purchase Closing. This STA will enable Aquis to provide the functions specified in this Management Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, mutually agree as follows.

      1. Assumption Of Midwest Business. At 12:01 AM on a date to be mutually agreed by the Parties no more than five (5) Business Days after Bankruptcy Court approval of this Management Agreement ("Take-Over Date"): (i) SourceOne will transfer and Aquis will


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

acquire de facto control of the Midwest System and assume full day-to-day operational and management responsibilities for operation of the Midwest System, including provision of service to Midwest Subscribers; and (ii) Aquis will commence provision of service to Additional Subscribers pursuant to Additional Subscriber Agreements. The functions referred to in subsections (i) and (ii) hereof will be referred to collectively hereinafter as the "Midwest Business." In order to effectuate this transfer, the Parties hereby agree to take the following actions:

            1.1. Use Of Midwest System Assets. On the Take-Over Date, SourceOne will transfer to Aquis SourceOne's rights to use, have access to and control over each and every asset utilized by SourceOne in the operation of the Midwest Business ("Midwest System Assets"), including, but not limited to the following:

                  1.1.1. All transmission equipment located at the Midwest Transmitter Sites, Other Midwest Transmitter Sites, or at any other location utilized in the operation of the Midwest System.

                  1.1.2. The paging terminals and all associated hardware and software utilized in the Midwest System and the "calling party pays" platform, software and associated hardware ("CPP") used as part of the Midwest Business to provide service to Subscribers.

                  1.1.3. The satellite control facilities utilized in the Midwest System, including but not limited to any earth station facilities, satellite space, associated wireline or wireless transmission facilities, hardware and software, whether owned by SourceOne or utilized by SourceOne pursuant to existing agreements with third parties.

                  1.1.4. All site leases, licenses or other agreements ("Site Agreements") pursuant to which SourceOne operates transmission equipment at each of the Midwest Transmitter Sites and Other Midwest Transmitter Sites, it being Aquis's understanding that SourceOne does not currently own the sites or supporting structures at any of the Midwest Transmitter Sites or Other Midwest Transmitter Sites.

                  1.1.5. All rights to interconnection with the public switched telephone network ("PSTN") utilized by SourceOne in the operation of the Midwest Business, whether pursuant to agreement, tariff or otherwise.

                  1.1.6. Certain leases, licenses or other agreements ("Office Agreements") for office space related to, or at which SourceOne currently operates, the Midwest Business as specified at Schedule hereto.

                  1.1.7. All office equipment, furniture and


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

fixtures, computer equipment, tools, vehicles, and other personal property ("Personal Property") utilized by SourceOne in any way in connection with the Midwest Business.

                  1.1.8. All software and licenses and other agreements to utilize software ("Software") utilized by SourceOne in any way in connection with the Midwest Business.

                  1.1.9. Those SourceOne employees specified on Schedule hereto ("Retained Employees"), it being expressly understood that: (i) as of the Take-Over Date, SourceOne will terminate the employment of any other SourceOne employees currently involved in operation of the Midwest Business and/or reassign such other employees to operation of the Other Systems with SourceOne assuming full and complete responsibility for all actions, costs, expenses, claims and liabilities of any nature whatsoever associated with such termination and/or reassignment of non-Retained Employees; and (ii) to the extent that SourceOne will pay "stay bonuses" to Retained Employees, SourceOne will only pay such "stay bonuses" on or after Purchase Closing, or as otherwise provided in a Bankruptcy Court order.

                  1.1.10. All bank accounts ("Bank Accounts") utilized by SourceOne in the operation of the Midwest Business.

                  1.1.11. All customer lists and goodwill for Subscribers (collectively "Customer Lists").

                  1.1.12. All deposits ("Deposits") held by SourceOne for Subscribers.

                  1.1.13. The right to operate the Midwest System in accordance with the Midwest Licenses as the Midwest Licenses may be modified by LLC II pursuant to the request of Aquis, subject only to LLC II's ongoing obligations imposed as the de jure FCC licensee of the Midwest Licenses.

                  1.1.14. All inventory, pagers and other equipment and/or items held for resale or lease (or already leased to Subscribers) by SourceOne.

                  1.1.15. On the Take-Over Date, all accounts receivable held or owned by SourceOne for Subscribers, including all rights to receive compensation from "calling party pays" agreements and all accrued but unbilled revenue from operation of the Midwest Business (collectively, "Accounts Receivable"), will be turned over to Aquis as manager for administration and collection. SourceOne represents that accrued but unbilled revenues are not older than thirty-one (31) days except that accrued but unbilled revenues for July, 1999, are not older than forty (40) days. The Accounts Receivable transferred on the Take-Over Date ("Take-Over Receivables") will be specified on a schedule agreed to by the

Parties and will be valued with the following discount factors ("Discount Factors") as follows:

      (a) 100% of the face amount of Accounts Receivable outstanding including accrued but unbilled revenue for 30 days or less before the Take-Over Date;

      (b) 70% of the face amount of Accounts Receivable outstanding for between 31 and 60 days before the Take-Over Date;

      (c) 40% of the face amount of Accounts Receivable outstanding for between 61 and 90 days before the Take-Over Date;

      (d) 0% of the face amount of Accounts Receivable outstanding for more than 90 days before the Take-Over Date; and

      (e) 95% of the net amount of those certain Accounts Receivable owed by ESBI and Ameritech and related to "calling party pays" service.

If the Purchase Agreement closes, the Accounts Receivable will be transferred to Aquis as Purchaser under the Purchase Agreement. If the Management Agreement is terminated and the Purchase Closing has not occurred, then Aquis will return to SourceOne accounts receivable from the Midwest Business whose value (after adjustment by the Discount Factors) is not less than the discounted value of the Take-Over Receivables less the "Net Service Revenue Adjustment" amount ("Returned Receivables Amount") subject to the first priority lien thereon in favor of Foothill Capital Corporation, as agent. If the discounted value of the Take-Over Receivables exceeds the Returned Receivables Amount, then Aquis will promptly pay SourceOne the difference subject to the first priority lien thereon in favor of Foothill Capital Corporation, as agent. If the discounted value of the Take-Over Receivables is less than the Returned Receivables Amount, then such difference ("Excess Returned Receivables") will be promptly paid by Source One to Aquis as a fee in addition to any other fees provided in this Management Agreement. The Net Service Revenue Adjustment amount under this Section is calculated as follows: (discounted value of the Take-Over Receivables divided by $7.26 million) times actual Net Service Revenue (as defined in Purchase Agreement Section 1.6(d)(i)).

                  1.1.16. All contract rights ("Contracts") held by SourceOne and utilized in connection with the Midwest Business, such as Additional Subscriber Agreements, agreements related to "calling party pays", and subscriber agreements with Subscribers.

                  1.1.17. All books, records, models and spreadsheets (whether in hard copy or computerized form) kept in the ordinary course and useful, in the sole discretion of Aquis, in the operation of the Midwest Business, including sales and marketing information and Retained Employee files.

                  1.1.18. All corporate names, logos, trade names, trademarks and copyrights of SourceOne and all other intellectual property owned by or licensed to SourceOne, used in connection with operation of the Midwest Business.

                  1.1.19. Any other assets, privileges, rights, claims or credits of every kind, character and description, whether tangible, intangible, real, personal, or mixed and wherever located, owned, leased by SourceOne or used, or held for use in connection with the Midwest Business as of the Take-Over Date ("Other Assets").

            1.2. No Assumption Of Liabilities By Aquis. It is expressly understood and agreed that the Parties intend that Aquis is not and will not be considered to be a successor to SourceOne by reason of any theory of law or equity.

            1.3. Title To Midwest System Assets. Subject to Aquis's right to use, have access to and control over the Midwest System Assets pursuant to Section hereof, title to the Midwest System Assets will remain with SourceOne during the Term of this Management Agreement (as hereinafter defined). Title will pass to Aquis at Purchase Closing pursuant to the Purchase Agreement; subject, however, to the provisions of Section hereof.

            1.4. Good Faith Cooperation. SourceOne agrees to cooperate in good faith, use its best efforts and timely take (or omit to take) any additional action that Aquis reasonably believes is necessary to: (i) effectuate the de facto transfer of control of the Midwest System and allow Aquis to assume day-to-day operational and management control of the Midwest System; (ii) allow Aquis to assume provision of service to Additional Subscribers pursuant to Additional Subscriber Agreements; and (iii) allow Aquis to carry out any other related responsibilities with respect to the Midwest Business specified in this Management Agreement.

      2. Operation Of The Midwest Business.

            2.1. Aquis Responsibilities. On the Take-Over Date, Aquis will assume day-to-day operational and management control of the Midwest System using the Midwest System Assets. Aquis will exercise a reasonable standard of care normally exercised by operators of similar CMRS one-way paging systems in similar circumstances; provided, however, that the Parties explicitly recognize that Debtors' Chapter 11 bankruptcy may result in significant obstacles that may prevent Aquis from meeting this standard of care. Aquis will use its reasonable best efforts consistent with sound commercial practice to provide for the successful operation of the Midwest System and Aquis will render or obtain all services and perform or cause to be performed all duties necessary or appropriate for the operation of the Midwest System. Aquis will also continue provision of service to Additional Subscribers pursuant to Additional Subscriber Agreements. Aquis's duties will including the following:

                  2.1.1. Operate the Midwest System for provision of service to existing and new Midwest Subscribers in compliance with the Midwest Licenses and applicable FCC Rules (as hereinafter defined).

                  2.1.2. Provide service to existing and new Additional Subscribers pursuant to Additional Subscriber Agreements.

                  2.1.3. Analyze the existing technical configuration of the Midwest System and, subject to Section hereof, plan and implement any expansion, modification or reduction of the Midwest System that Aquis believes in its sole and unfettered discretion will increase the economic, efficient operation of the Midwest System.

                  2.1.4. Analyze the Other Midwest Transmitter Sites to determine whether transmitting equipment at those sites (such equipment at each site referred to as "Other Midwest Transmitter Site Equipment") is operational and that the representations made by SourceOne at Section , and hereof ("Other Midwest Transmitter Site Representations") with respect to the Other Midwest Transmitters Sites and all Other Midwest Transmitter Site Equipment are accurate. To the extent that: (i) Aquis determines that any or all of the Other Midwest Transmitter Site Representations are not accurate; or (ii) Aquis, in its sole and unfettered discretion, determines that operation cannot and/or should not be timely recommenced at any Other Midwest Transmitter Site in accordance with FCC Rules for any reason whatsoever; then Aquis may instruct SourceOne to modify the Midwest Licenses for any such Other Midwest Transmitter Site(s). Aquis's sole remedy in the event SourceOne does not modify the Midwest Licenses as instructed will be the Purchase Price (as defined in the Purchase Agreement) adjustments specified at Section 1.6(e) of the Purchase Agreement.

                  2.1.5. Supervise, manage and train the Retained Employees and other administrative, technical and sales staff, if any, necessary for the operation of the Midwest Business.

                  2.1.6. Administer the invoicing and collection of all accounts of Subscribers, including new subscribers to the Midwest System and new Additional Subscribers, and Accounts Receivable; collect and receive all payments on such accounts; and arrange for the billing and collection of all other revenues, fees, charges or other compensation ("Revenues") due in connection with the Midwest Business.

                  2.1.7. Arrange for the payment of all expenses and fees, if any, incurred in connection with the Midwest Business after the Take-Over Date during the Term of this Management Agreement (as hereinafter defined) ("Expenses").

                        2.1.7.1. The Parties agree that Expenses will be pro rated as of the Take-Over Date with SourceOne retaining sole responsibility for payment of Expenses prior to the Take-Over Date and Aquis assuming responsibility for payment of Expenses after the Take-Over Date in accordance with this Management Agreement and subject to Section hereof.

                  2.1.8. Maintain the Customer List and files concerning subscriber agreements for all Subscribers; and

                  2.1.9. Maintain appropriate property, casualty, liability and other insurance for the Midwest System.

                  2.1.10. Maintain appropriate office recordkeeping, bookkeeping and accounting procedures.

                  2.1.11. Return to any Subscribers any Deposits transferred to Aquis pursuant to Section ; provided, however, that the Parties expressly agree that Aquis undertakes no responsibility for or liability to return to any Subscriber any Deposit held by SourceOne prior to the Take-Over Date that is not transferred by SourceOne to Aquis as of the Take-Over Date pursuant to Section hereof.

                  2.1.12. In providing services in connection with operation of the Midwest Business, Aquis may make arrangements to consolidate the provision of such services with other stations owned, operated or managed by Aquis.

                  2.1.13. The Parties agree that Aquis will not enter into any contracts or other agreements during the Term of this Management Agreement (as hereinafter defined) that would result in an obligation to pay expenses and fees in connection with the Midwest Business beyond the Purchase Termination Date (as hereinafter defined); provided, however, that Aquis may enter into such contracts and agreements upon the prior written consent of SourceOne, such consent in SourceOne's sole discretion, and upon prior written notice to Foothill Capital Corporation pursuant to written instructions that Foothill Capital Corporation will provide to Aquis and SourceOne promptly after the Execution Date; provided, however, that nothing herein shall be deemed to constitute consent of Foothill Capital Corporation to the use of its collateral to pay expenses incurred under such contracts and agreements after the Purchase Termination Date (as hereinafter defined). The Parties agree that in no event will Aquis have any liability whatsoever to pay any Expenses incurred after the Purchase Termination Date (as hereinafter defined).

            2.2. SourceOne Obligations.

                  2.2.1. As the FCC de jure licensee of the Midwest Stations pending Purchase Closing, SourceOne will exercise the minimum amount of supervision necessary as an FCC de jure licensee subject to Aquis's de facto control of the Midwest System authorized by the FCC pursuant to the STA.

                  2.2.2. SourceOne designates Steve Zabel as officer of LLC II, LLC and SOWI, who SourceOne represents and warrants will be available at all times to assist Aquis in the operation of the Midwest Business pursuant to this Management Agreement, including, but not limited to, signing any FCC application or other written submissions that Aquis believes, in its sole and unfettered discretion and as the party in de facto control of the Midwest System, should be submitted. SourceOne may specify alternate officers of LLC II, LLC and/or SOWI upon prior written consent of Aquis.

                  2.2.3. SourceOne will cooperate with Aquis and use its best efforts to assist Aquis in the operation of the Midwest Business as specified herein, including, but not limited to:

                        2.2.3.1. Assisting Aquis in modifying any signature cards related to the Bank Accounts to be transferred to Aquis pursuant to this Management Agreement to make authorized representatives of Aquis the sole parties authorized to conduct transactions with respect to such Bank Accounts.

                        2.2.3.2. Fully cooperating with Aquis in its review of the Other Midwest Transmitter Sites specified at Section hereof and, to the extent requested by Aquis in Aquis's sole and unfettered discretion, use reasonable best efforts to assist in recommencement of operation of Other Midwest Transmitter Site Equipment at the Other Midwest Transmitter Sites, including, but not limited to: (i) replacement of nonfunctional or nonexistent Other Midwest Transmitter Site Equipment with other equipment owned by SourceOne; (ii) assisting Aquis in dealing with owners of Other Midwest Transmitter Sites; and (iii) assisting Aquis in negotiating with any equipment manufacturers or other entities with loans or other interests in Other Midwest Transmitter Site Equipment.

            2.3. Additional Obligations.

                  2.3.1. In addition to its other obligations under this Management Agreement:

                        2.3.1.1. In the event Aquis is unable to pay


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

all Expenses from Revenues, funds available in Bank Accounts to be transferred to Aquis and/or collection of any Accounts Receivable transferred to Aquis, then Aquis will provide funds to pay such Expenses subject to the provisions of this
Section 2.3.

                        2.3.1.2. In the event that Aquis is unable to pay for any capital improvements that Aquis believes, in its sole and unfettered discretion, should be made to the Midwest System or Midwest System Assets ("Capital Improvements"), and Aquis is unable to pay for such Capital Improvements from Revenues, funds available in Bank Accounts to be transferred to Aquis and/or collection of any Accounts Receivable transferred to Aquis, then Aquis will provide funds to pay such Capital Expenditures subject to the provisions of this Section . If: (i) Aquis pays for any Capital Improvement out of its own funds or provides equipment to operate the Midwest System; and (ii) the Purchase Closing does not occur, then Aquis may remove, at its expense, those Capital Improvements and equipment on or after the Purchase Termination Date (as hereinafter defined).

            2.4. SourceOne Inspection. During the Term of this Management Agreement (as hereinafter defined), SourceOne may, upon reasonable prior written request to Aquis and at a reasonable time and place, inspect Aquis's operation of the Midwest Business and/or the records maintained by Aquis in connection with the operation of the Midwest Business.

      3. Other Subscribers On Other Systems.

            3.1. Transfer Of Other Subscriber Assets. Even though Aquis will not acquire de facto control of or provide any management responsibilities for SourceOne's Other Systems pursuant to this Management Agreement, as of the Take-Over Date, SourceOne will also transfer to Aquis SourceOne's rights to use, have access to and control over the following ("Other Subscriber Assets"):

                  3.1.1. All customer lists and goodwill ("Other Customer List") for all of SourceOne's Other Subscribers, regardless of the SourceOne Other System on which those subscribers receive service.

                  3.1.2. All deposits ("Other Deposits") held by SourceOne for Other Subscribers on Other Systems.

                  3.1.3. On the Take-Over Date, all accounts receivable held or owned by SourceOne for Other Subscribers, including all rights to receive compensation from "calling party pays" agreements and all accrued but unbilled revenue from operation of the Other Subscriber Business (as hereinafter defined) (collectively, "Other Accounts Receivable"), will be turned over to Aquis as manager for administration and collection. SourceOne represents that accrued but unbilled revenues are not older than thirty-one (31) days except that accrued but unbilled revenues for July, 1999, are not older than forty (40) days. The Other Accounts Receivable transferred on the Take-Over Date ("Take-Over Other Receivables") will be specified on a schedule to be agreed to by the Parties and will be valued with the following discount factors ("Discount Factors") as follows:

      (a) 100% of the face amount of Other Accounts Receivable outstanding including accrued but unbilled revenue for 30 days or less before the Take-Over Date;

      (b) 70% of the face amount of Other Accounts Receivable outstanding for between 31 and 60 days before the TakeOver Date;

      (c) 40% of the face amount of Other Accounts Receivable outstanding for between 61 and 90 days before the TakeOver Date;

      (d) 0% of the face amount of Other Accounts Receivable outstanding for more than 90 days before the Take-Over Date; and

      (e) 95% of the net amount of those certain Other Accounts Receivable owed by ESBI and Ameritech and related to "calling party pays" service.

If the Purchase Agreement closes, the Other Accounts Receivable will be transferred to Aquis as Purchaser under the Purchase Agreement. If the Management Agreement is terminated and the Purchase Closing has not occurred, then Aquis will return to SourceOne accounts receivable for Other Subscribers whose value (after adjustment by the Discount Factors) is not less than the discounted value of the Take-Over Other Receivables less the "Net Service Revenue Adjustment" amount ("Returned Other Receivables Amount") subject to the first priority lien thereon in favor of Foothill Capital Corporation, as agent. If the discounted value of the Take-Over Other Receivables exceeds the Returned Other Receivables Amount, then Aquis will promptly pay SourceOne the difference subject to the first priority lien thereon in favor of Foothill Capital Corporation, as agent. If the discounted value of the Take-Over Other Receivables is less than the Returned Other Receivables Amount, then such difference ("Excess Returned Other Receivables") will be promptly paid by SourceOne to Aquis as a fee in addition to any other fees provided by this Management Agreement. The Net Service Revenue Adjustment amount under this
Section is calculated as follows: (discounted value of the Take-Over Other Receivables divided by $7.26 million) times actual Net Service Revenue (as defined in Purchase Agreement Section 1.6(d)(i)).

                  3.1.4. Any pagers and related equipment owned by

SourceOne and leased to Other Subscribers as of the Take-Over Date ("Leased Pagers").

            3.2. Aquis Actions Regarding Other Subscribers. As of the Take-Over
Date:

                  3.2.1. It is Aquis's understanding that as of the Take-Over Date, SourceOne may terminate operation of the Other Systems. Accordingly, as of the Take-Over Date, Aquis may, in its sole and unfettered discretion, take whatever action Aquis believes necessary with respect to the Other Subscribers, including but not limited to arranging for Other Subscribers to become Additional Subscribers who obtain service under existing Additional Subscriber Agreements. Arrangements by Aquis to continue provision of service to Other Subscribers during the Term of this Management Agreement (as hereinafter defined), if any, will be referred to as "Other Subscriber Business".

                  3.2.2. Aquis will invoice, collect and receive payment on all accounts of Other Subscribers, including Other Accounts Receivable, during the Term of this Management Agreement (as hereinafter defined).

                  3.2.3. Aquis will return to any Other Subscriber any Other Deposits transferred to Aquis pursuant to Section hereof; provided, however, that the Parties expressly agree that Aquis undertakes no responsibility for or liability to return to any Other Subscriber any Other Deposit held by SourceOne prior to the Take-Over Date that is not transferred by SourceOne to Aquis as of the Take-Over Date pursuant to Section hereof.

                  3.2.4. Aquis will retain any Leased Pagers returned by Other Subscribers during the Term of this Management Agreement (as hereinafter defined).

                  3.2.5. Aquis will pay all expenses and fees, if any, associated with the Other Subscriber Business ("Other Subscriber Expenses") and Aquis will retain all revenues associated with or arising from the Other Subscriber Business ("Other Subscriber Revenues") as provided in Section hereof.

            3.3. Title To Other Subscriber Assets. Subject to Aquis's right to use, have access to and control over the Other Subscriber Assets pursuant to
Section 3.1 hereof, title to the Other Subscriber Assets will remain with SourceOne during the Term of this Management Agreement (as hereinafter defined). Title will pass to Aquis at Purchase Closing pursuant to the Purchase Agreement; subject, however, to the provisions of Section 5 hereof.

      4. Compensation. In addition to other consideration provided for in this Management Agreement and the Purchase Agreement, Aquis will retain as compensation for services provided


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

hereunder:

            4.1. All "Midwest Cash Flow," if any, obtained from operation of the Midwest Business during the Term of this Management Agreement (as hereinafter defined). Midwest Cash Flow is defined as Revenues plus Accounts Receivable collected by Aquis during the Term of this Management Agreement (as hereinafter defined) plus credit balances in Bank Accounts as of the Take-Over Date, if any, less Expenses and Capital Improvements not paid for directly by Aquis; and

            4.2. All "Other Subscriber Cash Flow," if any, obtained from operation of the Other Subscriber Business during the Term of this Management Agreement (as hereinafter defined). Other Subscriber Cash Flow is defined as Other Subscriber Revenues plus Other Subscriber Accounts Receivable collected by Aquis during the Term of this Management Agreement (as hereinafter defined) less Other Subscriber Expenses.

      5. If No Purchase Closing. In the event that the Purchase Agreement terminates without Purchase Closing, the following provisions apply:

            5.1. Return Of Midwest System Assets. As of the date of termination of the Purchase Agreement without Purchase Closing ("Purchase Termination Date"), Aquis will return to SourceOne the rights to use, have access to and control over all Midwest System Assets in existence as of the Purchase Termination Date and SourceOne will retain title thereto.

            5.2. Return Of De Facto Control Of Midwest System. SourceOne and Aquis will immediately take all action necessary, including but not limited to termination of the STA, to return to SourceOne as of the Purchase Termination Date the de facto control over the Midwest System that was transferred to Aquis.

            5.3. Termination Of Aquis Operation Of Midwest Business. As of the Purchase Termination Date, Aquis will cease operating the Midwest Business pursuant to Section hereof and, at the request of SourceOne, will terminate employment of any Retained Employees.

            5.4. Return Of Other Subscriber Assets. As of the Purchase Termination Date, Aquis will return to SourceOne the rights to use, have access to and control over all Other Subscriber Assets in existence as of the Purchase Termination Date and SourceOne will retain title thereto; except that if Aquis made arrangements for continued provision of service to Other Subscribers pursuant to any arrangement other than converting such Other Subscribers to become Additional Subscribers under SourceOne Additional Subscriber Agreements in existence as of the Take-Over Date, Aquis has the right, but not the obligation, to retain such

Other Subscribers without returning them to SourceOne and without compensation to SourceOne.

            5.5. Condition Of Assets. Subject to Sections and hereof, the Parties expressly recognize and agree that the Midwest System Assets and Other Subscriber Assets may have been modified during the ordinary course of operation of the Midwest System Assets and Other Subscriber Assets (collectively, "Asset Change") during Aquis's use thereof in accordance with this Management Agreement. Aquis will return to SourceOne the Midwest System Assets and Other Subscriber Assets in the form as of the Take-Over Date, except ordinary wear and tear and other modifications contemplated by the first sentence of this Section
 . Aquis will have no liability of any nature whatsoever for any Asset Change unless and to the extent such Asset Change was caused by a breach of Aquis's duty of care as set forth in Section hereof.

            5.6. Midwest System Final Accounting.

                  5.6.1. Within thirty (30) Business Days after the Purchase Termination Date, Aquis will provide SourceOne with a final accounting ("Final Accounting") specifying in reasonable detail:

                        5.6.1.1. The total of any Revenues accrued and related to the Midwest Business during the Term of this Management Agreement (as hereinafter defined) ("Outstanding Revenues").

                        5.6.1.2. The total of any Expenses incurred with respect to the Midwest Business during the Term of this Management Agreement (as hereinafter defined) ("Outstanding Expenses").

                        5.6.1.3. To the extent necessary, Outstanding Revenues and Outstanding Expenses will be pro rated as of the TakeOver Date and the Purchase Termination Date.

                  5.6.2. If Outstanding Revenues exceed Outstanding Expenses after deducting any prior withdrawals of Midwest Cash Flow by Aquis, then the difference will be considered "Outstanding Profit" and:

                        5.6.2.1. SourceOne will pay the Outstanding Profit to Aquis as additional Midwest Cash Flow earned by Aquis pursuant to Section hereof; or

                        5.6.2.2. SourceOne's obligation to pay the Outstanding Profit to Aquis may be satisfied by allowing Aquis, at Aquis's option, to retain possession of the Outstanding Revenues, credit balances in Bank Accounts as of the Purchase Termination Date and the right to collect Accounts Receivable using, to the extent available and at Aquis's expense, the books and records and systems of SourceOne; and

                        5.6.2.3. SourceOne's obligation to pay the Outstanding Profit and Excess Returned Receivables to Aquis is secured by: (i) a first priority lien and security interest in the Accounts Receivable (exclusive of the Returned Receivables Amount) and credit balances in Bank Accounts as of the Purchase Termination Date; and (ii) a senior, first-priority lien and security interest under Bankruptcy Code section 364(d)(1) in the Accounts Receivable (exclusive of the Returned Receivables Amount) and credit balances in Bank Accounts as of the Purchase Termination Date and, further, this obligation to Aquis will be an allowed super-priority administrative expense claim under Bankruptcy Code section 364(c)(1), having priority over any and all administrative expense or priority claims specified in, or ordered under, Bankruptcy Code sections 330, 331, 503(b), 506(c), or 507(b), except that this claim will be subordinate to the claim of Foothill Capital Corporation arising under Sections 364 or 507(b) of the Bankruptcy Code and the Carve-Out, as defined in the final debtor-in-possession financing order. The Bankruptcy Court order approving this Management Agreement will provide that the lien and security interest in this Section will be perfected upon entry of such Bankruptcy Court order and without the need for filings or other actions by any of the Parties.

            5.7. Returned Receivables Amount. Within thirty (30) Business Days after the Purchase Termination Date: (i) Aquis will remit the Returned Receivables Amount and the Returned Other Receivables Amount and pay any deficiency as described in Sections and hereof. This obligation is not subject to setoff or deduction.

            5.8. Deferred Revenue Adjustment. The Parties will agree in writing as to the amount of deferred revenues as of the TakeOver Date and the Purchase Termination Date. If deferred revenues on the Take-Over Date are less than on the Purchase Termination Date (as calculated in the same manner as of the Take-Over Date), then Aquis will pay the difference to SourceOne, subject to Aquis's right to setoff this obligation against any SourceOne obligation owed to Aquis.

            5.9. Returned SourceOne Deposits. The Parties will agree in writing as to the amount of any SourceOne deposits held by third parties as of the Take-Over Date and the Purchase Termination Date. If such deposits on the Take-Over Date are higher than on the Purchase Termination Date (as a result of return of any such deposits to Aquis or the use of any such deposits by or for the benefit of Aquis), then Aquis will pay the difference to SourceOne within thirty (30) Business Days after the Purchase Termination Date.

            5.10. Other Final Accounting.

                  5.10.1. Within thirty (30) Business Days after the Purchase Termination Date, Aquis will provide SourceOne with a final accounting ("Other Final Accounting") specifying in reasonable detail:

                        5.10.1.1. The total of any Other Subscriber Revenues accrued and related to the Other Subscriber Business during the Term of this Management Agreement (as hereinafter defined) ("Outstanding Other Subscriber Revenues").

                        5.10.1.2. The total of any Other Subscriber Expenses incurred with respect to the Other Subscriber Business during the Term of this Management Agreement (as hereinafter defined) ("Outstanding Other Subscriber Expenses").

                        5.10.1.3. To the extent necessary, Outstanding Other Subscriber Revenues and Outstanding Other Subscriber Expenses will be pro rated as of the Take-Over Date and the Purchase Termination Date.

                  5.10.2. If Outstanding Other Subscriber Revenues exceed Outstanding Other Subscriber Expenses after deducting any prior withdrawals of Other Subscriber Cash Flow by Aquis, then the difference will be considered "Outstanding Other Subscriber Profit" and:

                        5.10.2.1. SourceOne will pay the Outstanding Other Subscriber Profit to Aquis as additional Other Subscriber Profits earned by Aquis pursuant to Section hereof; or

                        5.10.2.2. SourceOne's obligation to pay the Outstanding Other Subscriber Profit to Aquis may be satisfied by allowing Aquis, at Aquis's option, to retain possession of the Outstanding Other Subscriber Revenue, credit balances in Bank Accounts as of the Purchase Termination Date and the right to collect Other Subscriber Accounts Receivable using, to the extent available and at Aquis's expense, the books and records and systems of SourceOne; and

                        5.10.2.3. SourceOne's obligation to pay the Outstanding Other Subscriber Profit and the Excess Returned Other Receivables to Aquis is secured by: (i) a first priority lien and security interest in the Other Subscriber Accounts Receivable (exclusive of the Returned Other Receivables Amount) and credit balances in Bank Accounts as of the Purchase Termination Date; and (ii) a senior, first-priority lien and security interest under Bankruptcy Code section 364(d)(1) in the Other Subscriber Accounts Receivable (exclusive of the Returned Other Receivables Amount) and credit balances in Bank Accounts as of the Purchase Termination Date and, further, this obligation to Aquis will be an allowed super-priority administrative expense claim under Bankruptcy Code section 364(c)(1), having priority over any and all administrative expense or priority claims specified in, or ordered under, Bankruptcy Code sections 330, 331, 503(b), 506(c), or 507(b), except that this claim will be subordinate to the claim of Foothill Capital Corporation arising under Sections 364 or 507(b) of the Bankruptcy Code and the Carve-Out, as defined in the final debtor-in-possession financing order. The Bankruptcy Court order approving this Management Agreement will provide that the lien and security interest in this Section will be perfected upon entry of such Bankruptcy Court order and without the need for filings or other actions by any of the Parties.

            5.11. Aquis has no claims against Foothill Capital Corporation or its collateral, including without limitation, claims arising under Sections 503, 506, or 552 of the Bankruptcy Code, except as expressly set forth in Sections and of this Management Agreement.

      6. Representations And Warranties Of SourceOne. To induce Aquis to enter into this Management Agreement, SourceOne hereby represents and warrants to Aquis that:

            6.1. Licenses. SourceOne is the bona fide licensee of the Midwest Licenses and Midwest System. The Midwest Licenses for the Midwest Transmitter Sites are, and, to the best of SourceOne's actual knowledge the Midwest Licenses for the Other Midwest Transmitter Sites are, valid, in good standing, in full force and effect and constitute: (i) all licenses, permits, and authorizations required by the Communications Act of 1934, as amended (the "Act") and all rules and regulations promulgated by the FCC thereunder ("FCC Rules"), for the construction and operation of the Midwest System; and (ii) all of the licenses, permits and authorizations issued by the FCC to SourceOne for or in connection with the Midwest System. Except for the Midwest Licenses, there are no permits, licenses or other authorizations currently held by SourceOne, or required by law to be held by SourceOne, with respect to ownership of the Transferred Assets (as defined in the Purchase Agreement) or operation of the Midwest Business, except where failure to hold such a permit, license or other authorization would not reasonably be expected to materially affect ownership of the Transferred Assets (as defined in the Purchase Agreement) or conduct of the Midwest Business.

            6.2. Midwest System Construction And Operation. The Midwest System was timely and properly constructed in substantial accord with its licensed parameters, and, since commencement of operations, the Midwest System comprised of the Midwest Transmitter Sites has operated and currently is, and, to the best of SourceOne's actual knowledge, the Midwest System comprised of the Other Midwest Transmitter Sites has operated and currently is operating in compliance with all applicable laws, rules and regulations, including the Act and FCC Rules. The Midwest System currently provides one-way paging service to at least one unaffiliated subscriber from each of the Midwest Transmitter Sites and no Midwest Transmitter Site has been off the air for ninety (90) or more continuous days.

            6.3. Other Midwest Transmitter Sites. SourceOne has no knowledge that the Other Midwest Transmitter Sites have been off the air for ninety (90) or more continuous days.

            6.4. No Adverse Condition. SourceOne has no knowledge of any condition imposed by the FCC on the Midwest System or Midwest Licenses which is neither: (i) set forth on the face of the Midwest Licenses as provided by SourceOne to Aquis or as available to the public on FCC databases; nor (ii) applicable to the CMRS industry generally.

            6.5. No Pending Action. There is no pending or, to SourceOne's knowledge, threatened action by the FCC or any other federal, state or local governmental authority or third party: (i) to suspend, revoke, terminate or challenge the Midwest System, any Midwest License, the Midwest Business or the Other Subscriber Business; or (ii) that could preclude SourceOne from entering into or consummating the transactions specified in this Management Agreement and the Purchase Agreement.

            6.6. Exclusive Use. The Midwest Licenses grant SourceOne the exclusive use of the frequency 931.1875 MHz within the service area defined in FCC Rules. SourceOne is not a party to any intercarrier, frequency or facilities sharing agreement of any kind that might in any way affect Aquis's rights to operate (under this Management Agreement) or acquire (under the Purchase Agreement) the Midwest System and/or the Transferred Business (as defined in the Purchase Agreement).

            6.7. Orders And Decrees. Neither SourceOne, the Midwest System, the Midwest Licenses, the Midwest Business, nor the Other Subscriber Business are subject to any judicial or administrative order, or any ordinance or zoning restriction, which would materially and adversely affect or impose any condition on SourceOne, the Midwest System, the Midwest Licenses, the Midwest Business or the Other Subscriber Business.

            6.8. Litigation. There is no judicial or administrative action, suit or proceeding, pending or, to SourceOne's knowledge, threatened against or relating to SourceOne, the Midwest System, the Midwest Licenses, the Midwest Business or the Other Subscriber Business before the FCC or any federal, state or local court, arbitration tribunal or governmental authority which could, individually or in the aggregate: (i) result in the voluntary or involuntary transfer of any of the Midwest System or the Midwest Licenses; or (ii) adversely affect any or all of

SourceOne, the Midwest System, the Midwest Licenses, the Midwest Business or the Other Subscriber Business or the transactions contemplated in this Management Agreement or the Purchase Agreement. SourceOne knows of no facts establishing a reasonable basis for any such action, suit, proceeding or any governmental investigation relating to the same.

            6.9. Compliance With Laws. SourceOne is in compliance, in all material respects, with all applicable laws, regulations and administrative orders of: (i) the United States, including, without limitation, the FCC; (ii) any state; and (iii) any municipality, county, or other subdivision of any of the foregoing, to which SourceOne, the Midwest System, the Midwest Licenses, the Midwest Business or the Other Subscriber Business may be subject.

            6.10. Taxes And Required Filings. With respect to the Midwest System, the Midwest Licenses and the Midwest Business, SourceOne has filed all federal, state, local, foreign and other tax returns and reports of every nature required to be filed and has paid or will pay all taxes and other assessments due (other than certain Illinois and Chicago telecommunications taxes which accrued prior to the filing of SourceOne's bankruptcy petition), including, but not limited to the following FCC-mandated requirements: (i) universal service;
(ii) Telecommunications Relay Service ("TRS"); (iii) North American Numbering Plan ("NANPA"); (iv) Local Number Portability ("LNP"); (iv) Equal Employment Opportunity ("EEO"); (v) ownership information; (vi) regulatory fees; and (vii) FCC submissions in connection with electronic filing requirements, including but not limited to submissions required in connection with the FCC's Universal Licensing System ("ULS").

            6.11. Third Party And Governmental Consents. Aside from the STA and approval by the Bankruptcy Court, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required on the part of SourceOne in connection with the execution or performance of this Management Agreement.

            6.12. Midwest System. The Midwest System Assets other than the Other Midwest Transmitter Sites: (i) constitute all of the properties, assets, and rights that have been used in the conduct of the Midwest Business and which are necessary to the operation of the Midwest Business; and (ii) together with the Other Subscriber Assets, generate all of SourceOne's Net Service Revenue (as defined in Section 1.6(d)(i) of the Purchase Agreement). There are no assets of SourceOne not included in the Midwest System Assets other than the Other Midwest Transmitter Sites that are material to the operation of the Midwest Business and the absence of which would have a material adverse effect on the Midwest Business.

      7. Representations Of Aquis. As of the Take-Over Date, Aquis knows of no material statement or omission of SourceOne that gives rise to any: (i) material breach of its representations, warranties, or covenants under this Management Agreement or in connection with the purchase transaction; or (ii) basis on which the FCC would not issue its consent to assignment of the Midwest Licenses to Aquis.

      8. Representations And Warranties Of The Parties. Each Party represents to each other Party as appropriate that: (i) it is a legal organization, duly organized and validly existing under the laws of the state of its organization;
(ii) it has all necessary power, authority and capacity to enter into and perform the terms of this Management Agreement; (iii) this Management Agreement has been authorized by all necessary action; (iv) this Management Agreement has been duly executed by it and constitutes a valid and binding agreement enforceable in accordance with its terms; and (v) the execution, delivery and performance of this Management Agreement does not conflict with the Party's organizational documents or any indenture, mortgage, deed of trust, agreement or other instrument by which the Party is bound, and does not violate any law or regulation, or order or decree of any court applicable to the Party.

      9. FCC Compliance. The Parties agree to comply with all applicable FCC Rules governing the Midwest Licenses and operation of the Midwest System and specifically agree as follows:

            9.1. Aquis may not represent itself as the de jure licensee of the Midwest System, but Aquis may represent itself as the party in de facto control of the Midwest System.

            9.2. No Party will represent itself as the legal representative of any other Party before the FCC, but each Party will cooperate with the other Parties with respect to matters concerning implementation of this Management Agreement, the Midwest Licenses and the Midwest System.

            9.3. In addition to all other obligations imposed on SourceOne pursuant to this Management Agreement, SourceOne will cooperate with Aquis and take all actions necessary to keep the Midwest Licenses valid and in full force and effect and SourceOne will use its best efforts and cooperate with Aquis in submission to the FCC or any other governmental authority all reports, applications, renewals, filings or other documents necessary to keep the Midwest Licenses valid and in full force and effect during the Term of this Management Agreement.

            9.4. SourceOne and Aquis are familiar with a de jure licensee's responsibilities under the Act and FCC Rules. Nothing in this Management Agreement is intended to diminish or restrict: (i) SourceOne's remaining obligations as de jure licensee of the

Midwest System; or (ii) SourceOne's obligations as de jure and de facto licensee of the Other Systems. All Parties desire that this Management Agreement be carried out in compliance with FCC Rules. In the event that the FCC determines that any provision of this Management Agreement violates any FCC Rule, regulation or policy, the Parties will make good faith efforts immediately to correct the problem to bring this Management Agreement into compliance consistent with the intent of the Parties.

      10. SourceOne Covenants. In view of the fact that Aquis anticipates committing substantial resources to meeting its obligations pursuant to this Management Agreement and must rely on the maintenance of the Midwest Licenses and Midwest System to carry out its responsibilities hereunder, SourceOne covenants and agrees that it:

            10.1. Aside from claims asserted prior to SourceOne's bankruptcy cases and those previously allowed by the Bankruptcy Court, will not permit any liens or encumbrances to attach to the Midwest Licenses, the Midwest System, the Midwest Business or the Other Subscriber Business and, if any such liens and encumbrances arise, SourceOne will immediately cure and remove all such liens and encumbrances to the extent possible;

            10.2. Will not take any action that would jeopardize the Midwest Licenses, the Midwest System, the Midwest Business or the Other Subscriber Business or the rights of Aquis under this Management Agreement or the Purchase Agreement;

            10.3. Will immediately notify Aquis of any pending or threatened action by the FCC or any other governmental agency, court or third party to suspend, revoke, terminate or challenge the Midwest Licenses, the Midwest System, the Midwest Business or the Other Subscriber Business or to investigate the operation thereof; and

            10.4. Will not interfere with Aquis's exercise or performance of its rights and obligations pursuant to this Management Agreement.

      11. Indemnification.

            11.1. Indemnification By SourceOne. SourceOne will defend, indemnify and hold Aquis, any subsidiary or affiliate thereof, and its respective successors, officers, directors and controlling persons (the "Indemnified Aquis Group") harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) payable to or for the benefit of, or asserted by, any party resulting from, arising out of, or incurred as a result of: (i) the breach of any representation made by SourceOne herein or in accordance herewith; (ii) the breach of any warranty or covenant made by SourceOne herein or in accordance herewith; (iii) any claim, whether made before or after the Take-Over Date, or any litigation, proceeding or governmental investigation, whether commenced before or after the Take-Over Date, arising out of the business of operating the Systems prior to the Take-Over Date, or otherwise arising out of any act or occurrence prior to, or any state of facts existing as of the Take-Over Date (regardless of whether or not disclosed or known to Aquis as of the Take-Over Date) arising from any act or omission of SourceOne; or (iv) SourceOne's failure to pay, perform or discharge any of its obligations, liabilities, agreements or commitments. Notwithstanding the provisions of this Section , Aquis will have no claims for indemnification against SourceOne based on a non-willful breach of the representations and warranties set forth in Sections , and of this Management Agreement as they relate to Other Midwest Transmitter Sites.

            11.2. Indemnification By Aquis. Aquis will defend, indemnify and hold SourceOne, and its respective successors, officers, directors and controlling persons (the "Indemnified SourceOne Group") harmless from and against all direct losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) payable to or for the benefit of, or asserted by, any party resulting from, arising out of, or incurred as a result of: (i) the breach of any representation made by Aquis herein or in accordance herewith; (ii) the breach of any warranty or covenant made by Aquis herein or in accordance herewith; or (c) any claim, whether made after the Take- Over Date, or any litigation, proceeding or governmental investigation arising out of Aquis's operation of the Midwest Business or Aquis's acting as reseller on the Other Systems pursuant to this Management Agreement after the Take-Over Date.

            11.3. Survival Of Covenants And Warranties. This Section of this Management Agreement will survive the termination of this Management Agreement, and will be fully enforceable at law or in equity against such other Party and its successors and assigns for a period of one (1) year after the termination of this Management Agreement. Any investigation at any time made by or on behalf of (or any disclosure to) any Party will not diminish in any respect whatsoever its right to rely on the representations and warranties of any other Party.

            11.4. Notice Of Claims.

                  11.4.1. Each Party will give prompt written notice to any other Party of any claim against the Party giving notice which might give rise to a claim by it against the other Party based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof;

                  11.4.2. Failure to give notice under Section hereof will not affect the obligation of the indemnifying Party to provide indemnification in accordance with the provisions of this Section unless, and only to the extent that, such indemnifying Party is actually prejudiced thereby.

                  11.4.3. In the event that any action, suit or proceeding is brought against any member of the Indemnified SourceOne Group or the Indemnified Aquis Group with respect to which any Party may have liability under the indemnification provisions contained herein, the indemnifying Party will have the right, at its sole cost and expense, to defend such action in the name of or on behalf of the indemnified Party.

                  11.4.4. In connection with such action, suit or proceeding which might give rise to a claim by one Party against another Party based on the indemnity provisions in this Section , the Parties will render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                  11.4.5. An indemnified Party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate because of actual or potential differing interests between such indemnified Party and any other Party represented by such counsel.

                  11.4.6. No Party will make any settlement of any claim which might give rise to liability of another Party under the indemnification provisions contained herein without the written consent of such other Party, which consent such other Party covenants will not be unreasonably withheld.

            11.5. Notwithstanding the provisions of this Section , Aquis will not have a claim for indemnification against SourceOne based on a nonwillful breach of the representations and warranties set forth in Sections , and hereof.

      12. Term And Termination.

            12.1. Term. The "Term" of this Management Agreement will commence on the Take-Over Date and end on the Termination Date as defined in Section hereof.

            12.2. Termination. This Management Agreement will automatically terminate on the day ("Termination Date") upon any of the following events occurs:

            12.3. Purchase Closing, in the event that Purchase Closing occurs pursuant to the Purchase Agreement;

            12.4. Termination of the Purchase Agreement on the Purchase Termination Date in the event that Purchase Closing does not occur pursuant to the Purchase Agreement;

            12.5. The loss, revocation or expiration without renewal of all Midwest Licenses;

            12.6. Otherwise, as mutually agreed by the Parties in writing.

      13. Notices. All notices or other communications which may be given or made pursuant hereto will be in writing and delivered by hand delivery, courier or facsimile transmission to the following:

If to SourceOne:                                   with copy to:

David P. Harris                                    Audrey P. Rasmussen, Esquire
SourceOne Wireless, Inc.                           O'Connor & Hannan
1040 S. Milwaukee Ave.                             1919 Pennsylvania Ave., N.W.
Wheeling, IL  60090                                  Suite 800
Fax:  (847) 465-5575                               Washington, DC  20006
                                                   Fax:  (202) 466-2198

If to Aquis:                                       with copy to:

Mr. John X. Adiletta                               Richard S. Becker, Esquire
Aquis Communications, Inc.                         Richard S. Becker &
1719A Route 10; Suite 300                            Associates, Chartered
Parsippany, NJ  07054                              1915 I St., N.W.; 8th Fl.
Fax:    (973) 560-8060                             Washington, DC  20006
                                                   Fax:   (202) 296-7458

Each Party may designate by notice in writing a new address for it and/or its attorney to which any notice or communication may thereafter be given. Each notice or communication will be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

      14. Amendment. This Management Agreement may not be amended, modified or changed except in writing signed by all Parties hereto.

      15. Successors And Assigns. Aquis may assign its rights and delegate its duties under this Management Agreement with the consent of SourceOne, which consent may not be unreasonably withheld or delayed; provided, however, that Aquis may assign this Management Agreement to an affiliate or subsidiary of Aquis without SourceOne's prior consent and solely upon notice to SourceOne that the Aquis affiliate or subsidiary agrees to be bound by the terms of this Management Agreement and thereupon Aquis will have no further obligations hereunder. SourceOne may not assign its rights or delegate its duties under this Management Agreement without the prior consent of Aquis, which consent may be denied in Aquis's sole and unfettered discretion. This Management Agreement will be binding upon and inure to the benefit of the Parties hereto, and their respective heirs, representatives, successors and permitted assigns.

      16. Governing Law. This Management Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to its principles of conflict of laws.

      17. Severability. In the event that any provision of this Management Agreement is held to be invalid, void, or illegal by the FCC, any governmental authority or court of competent jurisdiction, the remaining provisions of the Management Agreement will remain in full force and effect and this Management Agreement will be construed reasonably to preserve the original intent of the Parties hereto insofar as practical.

      18. Interpretation. This Management Agreement is to be construed fairly and simply and not strictly for or against any of the Parties hereto. The section headings contained herein are for convenience of reference only, are not part of this Management Agreement, and will not affect the meaning or interpretation of any provision hereof.

      19. Entire Agreement. This Management Agreement and the Purchase Agreement constitute the entire agreement between the Parties with respect to the transactions contemplated hereby, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, except as may otherwise be specified in this Management Agreement and/or the Purchase Agreement.

      20. Business Days. "Business Days" for the purposes of this Management Agreement will be considered days on which federally- chartered banks in New York are open to the public for transaction of business.

      21. Counterparts. This Management Agreement may be executed in as many counterparts as may be required, and all counterparts will collectively constitute a single agreement.

      22. Schedules. The Parties agree that they will cooperate and use their reasonable best efforts to generate the Schedules of Midwest System Assets and Other Subscriber Assets no later than ten (10) Business Days prior to the Purchase Closing.

      IN WITNESS WHEREOF, the Parties have duly executed and delivered this Management Agreement as of the Execution Date first written above.


        SOURCEONE WIRELESS II, L.L.C.

By: /s/ STEVEN J. ZABEL
    ----------------------------------
Name: STEVEN J. ZABEL
      --------------------------------
Title: CFO
       -------------------------------


        SOURCEONE WIRELESS, L.L.C.

By: /s/ DAVID P. HARRIS
    ----------------------------------
Name: DAVID P. HARRIS
      --------------------------------
Title: DIP MANAGER
       -------------------------------


        SOURCEONE WIRELESS, INC.

By: /s/ DAVID P. HARRIS
    ----------------------------------
Name: DAVID P. HARRIS
      --------------------------------
Title: DIP MANAGER
       -------------------------------


        AQUIS COMMUNICATIONS, INC.

By: /s/ JOHN X. ADILETTA
    ----------------------------------
Name: JOHN X. ADILETTA
      --------------------------------
Title: PRESIDENT AND CEO
       -------------------------------

                                                                      Schedule A

                        Midwest System Transmitter Sites

      An asterisk next to a Midwest Transmitter Site or Other Midwest Transmitter Site indicates that SourceOne must correct FCC records regarding this site promptly after the Execution Date and prior to Purchase Closing. SourceOne must also cooperate with Aquis to resolve any additional FCC licensing issues reasonably identified by Aquis during the Term of this Management Agreement, including, but not limited to, provision of radial information where such information is not currently included in the FCC's Universal Licensing System ("ULS") database. Call signs specified for each site are based on the FCC's ULS database.

Midwest Transmitter Sites:

   ID      STATE               CITY                FREQ     CALL SIGN      LAT        LONG
==============================================================================================
  15002     IL                AURORA            931.1875     KNKK670    41.48.26    78.16.07
  15043     IL          CHICAGO (Hancock)       931.1875     KNKK670    41.53.56    87.37.23
  15052     IL        CHICAGO (Pullman Bank)    931.1875     KNKK670    41.41.30    87.36.04
  15057     IL        CHICAGO (Standard Oil)    931.1875     KNKK670    41.53.08    87.37.15
  15004     IL            CHICAGO RIDGE         931.1875     KNKK670    41.42.31    87.47.02
  15036     IL                CRETE             931.1875     KNKK670    41.25.16    87.38.39
  15037     IL                DARIEN            931.1875     KNKK670    41.44.25    88.00.30
  15032     IL               DECATUR            931.1875     KNKK670    39.48.35    88.59.31
  15006     IL                DEKALB            931.1875     KNKK670    41.52.33    88.45.16
  15008     IL          EDWARDSVILLE (SIU)      931.1875     KNKK670    38.47.06    89.59.10
  15009     IL                ELGIN             931.1875     KNKK670    42.01.16    88.23.08
  15010     IL               EVANSTON           931.1875     KNKK670    42.02.45    87.40.55
  15013     IL               GURNEE *           931.1875     KNKK670    42.19.44    87.54.38
  15014     IL                JOLIET            931.1875     KNKK670    41.32.26    88.02.08
  15015     IL               KANKAKEE           931.1875     KNKK670    41.07.22    87.53.35
  15016     IL              LAKE VILLA          931.1875     KNKK670    42.23.17    88.05.37
  15017     IL             LAKE ZURICH          931.1875     KNKK670    42.14.12    88.04.17
  15048     IL               MAYWOOD            931.1875     KNKK670    41.52.18    87.50.00
  15019     IL                MOKENA            931.1875     KNKK670    41.32.11    87.51.17
  15024     IL              OAKBROOK *          931.1875     KNKK670    41.50.44    87.57.21
  15027     IL           ROCKFORD (North)       931.1875     KNKK670    42.22.02    89.05.13
  15029     IL           ROCKFORD (South)       931.1875     KNKK670    42.13.41    89.01.11
  15055     IL               ROSEMONT           931.1875     KNKK670    41.59.50    87.53.09
  15056     IL              SCHAUMBURG          931.1875     KNKK670    42.02.39    88.02.36
  15031     IL              WOODSTOCK           931.1875     KNKK670    42.19.00    88.27.59
  16004     IN               DANVILLE           931.1875     KNKG880    39.48.06    86.34.24
  16006     IN          FT. WAYNE (CASS) *      931.1875     KNKG880    41.05.58    85.08.43
  16007     IN         FT. WAYNE (HILLEGAS)     931.1875     KNKG880    41.06.25    85.11.46
  16023     IN                 GARY             931.1875     KNKG880    41.33.14    87.22.16
  16009     IN       INDIANAPOLIS-ALABAMA ST.   931.1875     KNKG880    39.46.38    86.09.10
  16010     IN          INDIANAPOLIS-BURK       931.1875     KNKG880    39.46.03    86.00.12

  16011     IN          INDIANAPOLIS-MURRY      931.1875     KNKG880    39.43.05    86.08.37
  16012     IN                KOKOMO            931.1875     KNKG880    40.26.58    86.04.57
  16013     IN               LA PORTE           931.1875     KNKG880    41.38.36    86.48.00
  16002     IN         LAFAYETTE (Ashgrove)     931.1875     KNKG880    40.32.48    86.50.59
  16014     IN             NOBLESVILLE          931.1875     KNKG880    40.00.55    85.58.58
  16015     IN               OSCEOLA            931.1875     KNKK670    41.36.31    86.05.57
  16020     IN               WHEELER            931.1875     KNKG880    41.31.47    87.12.55
  23001     MI              ANN ARBOR           931.1875     KNKM321    42.16.30    83.44.10
  23002     MI             AUBURN HILLS         931.1875     KNKM321    42.42.05    83.15.11
  23003     MI             BATTLE CREEK         931.1875     KNKM321    42.21.09    85.12.28
  23004     MI            BENTON HARBOR         931.1875     KNKM321    42.04.19    86.22.14
  23026     MI        DETROIT (One Center) *    931.1875     KNKM321    42.19.49    83.02.41
  23009     MI                 HOLT             931.1875     KNKM321    42.38.44    84.33.38
  23010     MI               JACKSON            931.1875     KNKM321    42.16.35    84.24.00
  23011     MI              KALAMAZOO           931.1875     KNKM321    42.16.29    85.39.14
  23013     MI               PINCKNEY           931.1875     KNKM321    42.34.53    83.59.27
  23016     MI           SHELBY TOWNSHIP        931.1875     KNKM321    42.38.55    83.04.31
  23017     MI              SOUTHFIELD          931.1875     KNKM321    42.27.06    83.12.35
  23022     MI              SOUTHGATE           931.1875     KNKM321    42.13.32    83.13.44
  23018     MI             STONY CREEK          931.1875     KNKM321    41.57.26    83.15.30
  24007     MN       MINNEAPOLIS (IDS Center)   931.1875     KNKL951    44.58.30    93.16.30
  24013     MN           ST. LOUIS PARK *       931.1875     KNKL951    44.55.50    93.22.26
  24014     MN      ST. PAUL (World Trade Ctr.  931.1875     KNKL951    44.56.54    93.05.42
  25018     MO              FLORISSANT          931.1875     KNKM222    38.48.47    90.17.35
  25010     MO         ST. LOUIS-BRENTWOOD      931.1875     KNKM222    38.38.10    90.20.38
  25017     MO              WENTZVILLE          931.1875     KNKM222    38.44.53    90.52.56
  49044     WI              APPLETON *          931.1875     KNKP720    44.15.45    88.21.55
  49005     WI               FONDULAC           931.1875     KNKP720    43.48.02    88.22.08
  49007     WI             GREEN BAY *          931.1875     KNKP720    44.32.55    87.47.03
  49008     WI               HOULTON            931.1875     KNKK670    45.03.39    92.47.33
  49009     WI              JANESVILLE          931.1875     KNKK670    42.43.47    89.10.10
  49010     WI      KENOSHA (Pleasant Prairie)  931.1875     KNKP720    42.30.36    87.53.11
  49028     WI              LA CROSSE           931.1875     KNKK670    43.48.48    91.11.03
  49011     WI               LEBANON            931.1875     KNLM588    43.17.45    88.37.14
  49012     WI               MADISON            931.1875     KNLM588    43.04.30    89.22.52
  49013     WI              MANITOWOC           931.1875     KNKP720    44.08.04    87.44.21
  49014     WI      MILWAUKEE (First Star Ctr.  931.1875     KNKK670    43.02.18    87.54.05
  49016     WI           PORT WASHINGTON        931.1875     KNKP720    43.23.50    87.52.33
  49017     WI                RACINE            931.1875     KNKK670    42.40.56    87.50.58
  49019     WI              SHEBOYGAN           931.1875     KNKP720    43.47.29    87.59.13
  49043     WI            STEVENS POINT         931.1875     KNKK670    44.32.36    89.40.07
  49020     WI             STOCKBRIDGE          931.1875     KNKP720    44.05.20    88.18.29
  49021     WI               WAUKESHA           931.1875     KNKO781    42.58.05    88.11.24
  49002     WI              WEST BEND           931.1875     KNKP720    43.24.24    88.18.32

Other Midwest Transmitter Sites:

   ID      STATE               CITY                 FREQ    CALL SIGN     LAT       LONG
-------------------------------------------------------------------------------------------
  15003     IL              BELLEVILLE           931.1875    KNKK670    38.29.05  90.03.26
  15061     IL               CHAMPAIGN           931.1875    KNKK670    40.06.34  88.14.06

  15007     IL                 DIXON             931.1875    KNKK670    41.49.29  89.29.51
  15060     IL           HARWOOD HEIGHTS *       931.1875    KNKK670    41.58.03  87.48.27
  15018     IL                 LENA              931.1875    KNKK670    42.24.57  89.52.13
  15021     IL               MT. OLIVE           931.1875    KNKK670    39.05.03  89.42.33
  15022     IL              MT. VERNON           931.1875    KNKK670    38.21.06  88.56.38
  15023     IL         NORMAL / Bloomington      931.1875    KNKK670    40.28.46  89.03.12
  15059     IL          OAKBROOK TERRACE *       931.1875    KNKK670    41.51.33  87.57.13
  15025     IL                OTTAWA             931.1875    KNKK670    41.18.35  88.48.44
  15062     IL          SPRINGFIELD (Tall)       931.1875    KNKK670    39.46.52  89.36.17
  15030     IL               VANDALIA            931.1875    KNKK670    38.56.53  89.06.01
  16001     IN              ANDERSON *           931.1875    KNKG880    40.09.22  85.25.48
  16003     IN              BLOOMINGTON          931.1875    KNKG880    39.10.34  86.27.56
  16005     IN              EVANSVILLE           931.1875    KNKG880    38.02.56  87.38.53
  16021     IN              NEW ALBANY           931.1875    KNKG880    38.21.53  85.50.18
  16018     IN              SHELBYVILLE          931.1875    KNKG880    39.21.45  85.54.23
  16019     IN              TERRE HAUTE          931.1875    KNKG880    39.20.13  87.28.00
  23005     MI               CLARKSTON           931.1875    KNKM321    42.46.28  83.28.14
  23007     MI                 FLINT             931.1875    KNKM321    43.01.12  83.41.34
  23008     MI             GRAND RAPIDS          931.1875    KNKM321    42.59.15  85.37.26
  23020     MI              PORT HURON           931.1875    KNKM321    43.04.08  82.28.48
  23019     MI             TRAVERSE CITY         931.1875    KNKM321    44.46.36  85.41.02
  23023     MI                WARREN             931.1875    KNKM321    42.28.47  82.58.25
  24001     MN              BLOOMINGTON          931.1875    KNKL951    44.50.50  93.17.10
  24002     MN               BUFFALO *           931.1875    KNKL951    45.12.48  93.51.01
  24005     MN              CENTERVILLE          931.1875    KNKL951    45.09.30  93.02.29
  24003     MN               ELK RIVER           931.1875    KNKL951    45.20.29  93.32.58
  24004     MN                 ELKO              931.1875    KNKL951    44.33.30  93.18.49
  24006     MN               LINSTROM            931.1875    KNKL951    45.24.10  92.50.45
  24009     MN               NEWPORT *           931.1875    KNKL951    44.53.17  92.59.16
  24010     MN                OSSEO *            931.1875    KNKL951    45.06.56  93.24.19
  24016     MN               ROCHESTER           931.1875    KNKL951    44.02.32  92.20.26
  24011     MN               ROSEVILLE           931.1875    KNKL951    45.01.11  93.12.04
  24017     MN               ST. CLOUD           931.1875    KNKL951    45.31.00  94.13.52
  24012     MN            ST. CROIX FALLS        931.1875    KNKL951    45.28.53  92.34.24
  24015     MN              VICTORIA *           931.1875    KNKL951    44.51.35  93.38.01
  25001     MO                ASHLAND            931.1875    KNKM222    38.47.28  92.17.43
  25002     MO               DANVILLE            931.1875    KNKM222    38.54.26  91.33.39
  25003     MO             KINGDOM CITY          931.1875    KNKM222    38.56.18  91.56.42
  25004     MO              KIRKSVILLE           931.1875    KNKM222    40.15.42  92.34.48
  25005     MO            LIBERTY/ Nashua        931.1875    KNKM222    39.19.08  94.30.25
  25006     MO               MARSHALL            931.1875    KNKM222    39.00.24  93.15.11
  25007     MO        NEW FRANKLIN/Rocheport     931.1875    KNKM222    39.00.27  92.35.19
  25008     MO                ODESSA             931.1875    KNKM222    39.01.52  93.56.06
  25009     MO              PLATTE CITY          931.1875    KNKM222    39.17.15  94.47.46
  25011     MO         ST. LOUIS-DORSETT RD.     931.1875    KNKM222    38.41.56  90.24.33
  25012     MO          ST. LOUIS-KINGS HWY      931.1875    KNKM222    38.23.18  90.29.16
  25013     MO         ST. LOUIS-PINE BLVD.      931.1875    KNKM222    38.38.26  90.15.22
  25014     MO        ST. LOUIS-SUNSET HILLS     931.1875    KNKM222    38.28.56  90.23.53
  25016     MO         ST.LOUIS (MERCANTILE)     931.1875    KNKM222    38.37.48  90.11.26
  49018     WI              RIVER FALLS          931.1875    KNKP720    44.55.30  92.37.24

                                                                        Schedule

                                Office Agreements

Office lease for 600 South Federal Street, Suite 501, Chicago, IL

                                                                        Schedule

                               Retained Employees

DEPARTMENT         NAME                         JOB TITLE           SALARY

Administration     Beskoon, Becky               Support             $ 27,980.
Billing            Leahy, Liz                   Manager             $ 40,232.
Engineering        Pavioski, Ken                Tech                $ 35,900.
Engineering        Hawrylicz, Tony              VP Engineering      $125,000.
Finance            Mark, Christine              Sr. Acct.           $ 41,200.
Operations         Cassidy, Danielle            Operations          $ 38,000.
Call Center        Mercado, Ben                 Manager             $ 35,499.
Call Center        Zaslowski, Michael           CSR                 $ 24,000.
Call Center        Cullen, Sean                 CSR                 $ 26,000.
Call Center        Perales, Bonnie Jo           ESBI                $ 26,000.
Call Center        Moore, Leonard               CSR                 $ 23,000.
Call Center        Hoffman, Susan               CSR                 $ 30,390.
                                                                    $473,201.00.